CONSENT OF COUNSEL

          The undersigned hereby consents to the reference to this firm under the caption "SPECIAL FACTORS - Certain Federal Income Tax Consequences" in the Registration Statement on Form
S-4 filed by Viacom Inc. and in the Joint Proxy Statement/ Prospectus of Viacom Inc. and Paramount Communications Inc. for the Special Meetings of Stockholders of Viacom Inc. and Paramount Communications Inc. and the Annual Meeting of Stockholders of Viacom Inc. which constitutes part of such Registration Statement.


                               /s/ Simpson Thacher & Bartlett
                               SIMPSON THACHER & BARTLETT
                               (a partnership which includes
                               professional corporations)


June 2, 1994